                                                                  EXHIBIT 99.2

                OTG SOFTWARE ANNOUNCES SECOND QUARTER RESULTS;
                RECORD REVENUES UP 14% SEQUENTIALLY AND UP 32%
                          VERSUS SECOND QUARTER 2000


HIGHLIGHTS:

    - Consolidated revenues of $15.9 million, double digit sequential growth
    - Financially strong with $99 million in cash and cash equivalents
    - Continued reduction in DSO's, well on track to meet year-end objectives
    - Smart Storage integration on track and spurring growth

ROCKVILLE, MARYLAND - JULY 26, 2001 - OTG Software Inc. (Nasdaq:OTGS), a leading provider of online data storage, data access and email management software, today announced financial results, including record revenues for its second quarter ended June 30, 2001. Despite a tough economic environment, OTG delivered record revenue results due to its solutions focus at the departmental level with enterprise scalability, growth within its existing customer base, and its ability to further leverage its extensive channel.

Total consolidated revenues for the second quarter were $15.9 million, representing a 14% sequential increase over first quarter 2001 revenue of $13.9 million and an increase of 32% over second quarter 2000 consolidated results of $12.1 million. On a consolidated pro forma basis, excluding certain merger related and the amortization of certain acquired assets, the net loss was $390,000, or $0.01 per share, compared with a profit of $1,124,000, or $0.04 per share, for the same period last year. Including these merger related and amortization adjustments, net income on a GAAP basis was a loss of $71,000, or breakeven on a per share basis as compared to a gain of $365,000, or $0.01 per share, in the same period last year. Consolidated revenue for the first half of 2001 was $29.8 million, a 31% increase over the first six months of 2000 of $22.8 million.

"Over the last six quarters OTG has consistently met the goals we have set for the Company and we were once again able to deliver on our promises," stated Richard Kay, Chairman and CEO of OTG Software. "During the second quarter we were able to meet our financial goals while increasing market awareness, launching new products and continuing our growth within our worldwide distribution channel. With the Smart Storage acquisition, we continue to expand our comprehensive storage virtualization solutions across the Windows and UNIX/Linux platforms."

Ron Kaiser, OTG's Chief Financial Officer said, "Our strong balance sheet, particularly in the current market environment, enables us to better position the Company for growth. We believe OTG is continuing on a path consistent with its 2001 targeted revenue goals. We also remain on track with our programs to reduce DSO's to 100 days by the end of the year."

OTG also announced a strategic technology acquisition in a separate press release issued today.

INVESTOR'S NOTE: Investors can listen to a teleconference of OTG's management's review of the second quarter financial results, comments about the outlook for it's operations and a brief discussion of the acquisition today July 26, 2001 at approximately 5:30 p.m. EDT. The call may be accessed through our website at www.otg.com or by calling (800) 553-0288 (domestic) and
(612) 332-0226 (international.) A recording of the conference call will be available beginning at approximately 10:15 p.m. EDT on July 26, 2001 and remain available until midnight, August 2, 2001. The replay can be accessed through our website or by dialing (800) 475-6701 (domestic) and (320) 365-3844 (international) the access code for the replay is 597246.


ABOUT OTG SOFTWARE
Headquartered in Rockville, Maryland, OTG Software is a leading provider of online storage management and access solutions, including EmailXtender(TM), its patent-pending dynamic email management solution. OTG's software enables enterprises to store, track and retrieve data over a variety of network architectures, including the Web and storage area networks. Through its application-centric product suite, OTG offers a Web and e-commerce solution that provides robust functionality across many industries. OTG empowers storage by combining storage with access and email management. OTG's products support over 750 storage devices, are easy to install and use, and can manage storage systems ranging in size from a single storage device to an enterprise-wide network storage system. OTG Software's products are used by over 15,000 organizations worldwide and are available through a network of over 450 VARs, distributors, and OEMs. For more information, visit the company's web site at www.otg.com or call 800-324-4222.

                                     ###

This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, references to future growth or expansion are forward-looking, and words such as "anticipates," "believes," "could," "estimate," "expect," "intend," "may," "might," "should," "will," and "would" and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. There may be events in the future that we are not able to predict or control accurately, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (i) the ability to recruit and retain qualified technical and other personnel in a highly competitive market, (ii) market acceptance of our new and future products, (iii) the growth and adoption rate of Windows NT, Windows 2000, UNIX and Linux (iv) growing competition and (v) our ability to maintain and manage our growth. We undertake no obligation to update or supplement this information. For additional information regarding risk factors that could affect our future results, please refer to the discussions of "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 7, 2001, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the SEC on May 15, 2001.

INVESTOR CONTACT:                   PRESS CONTACTS:
Kevin Kelly                         Jocelyn Johnson           Todd Cadley
OTG Software                        OTG Software              Sterling Hager
240-747-6811                        240-747-6400              703-744-1150

                                  OTG SOFTWARE
                       Selected Balance Sheet Information
                                 (in thousands)

                                                                               June 30,     December 31,
                                                                                 2001           2000
                                                                              (unaudited)
Assets
Current assets
     Cash and cash equivalents                                                 $  98,959     $  102,197
     Accounts receivable, net of allowance                                        19,662         20,613
     Deferred income taxes                                                         3,487          2,066
     Other current assets                                                          4,021          2,919
                                                                             ------------   ------------
             Total current assets                                                126,129        127,795
Other assets
     Property and equipment, net                                                   9,404          4,744
     Goodwill, net                                                                 2,220          2,510
     Other intangible assets, net                                                    948          1,212
     Deferred income taxes                                                         1,221          1,302
     Other noncurrent assets, net                                                    539            759
                                                                             ------------   ------------
             Total other assets                                                   14,332         10,527
                                                                             ------------   ------------
               Total assets                                                   $  140,461     $  138,322
                                                                             ============   ============

Liabilities and Shareholders' Equity
Current liabilities
     Accounts payable                                                          $   3,145     $    4,080
     Income taxes payable                                                              -          1,143
     Accrued expenses                                                              8,126          7,572
     Current portion of long-term debt                                                46             61
     Current portion of note payable                                                 225            225
     Current portion of notes payable to shareholders                                 68             67
     Deferred rent                                                                   281              -
     Deferred revenues                                                             8,112          7,586
                                                                             ------------   ------------
             Total current liabilities                                            20,003         20,734
Other liabilities
     Long-term debt, net of current portion                                            9             23
     Note payable, net of current portion                                              -            225
     Notes payable to shareholder, net of current portion                              -             18
     Deferred rent                                                                 2,532              -
     Deferred revenues                                                               452            446
                                                                             ------------   ------------
             Total other liabilities                                               2,993            712
                                                                             ------------   ------------
               Total liabilities                                                  22,996         21,446
Shareholders' equity
     Preferred stock                                                                   -              -
     Common stock                                                                    315            309
     Additional paid-in capital                                                  141,587        140,025
     Deferred compensation, net                                                  (1,193)        (1,637)
     Accumulated other comprehensive loss                                           (23)           (28)
     Accumulated deficit                                                        (22,129)       (20,741)
                                                                             ------------   ------------
     Shareholders' equity before stock
             subscrition receivable                                              118,557        117,928
               Less: stock subscription receivable                               (1,092)        (1,052)
                                                                             ------------   ------------
                 Total shareholders' equity                                      117,465        116,876
                                                                             ------------   ------------
                  Total liabilities and shareholders' equity                  $  140,461     $  138,322
                                                                             ============   ============

                               OTG SOFTWARE, INC.
                       Pro Forma Statements of Operations
                    (in thousands, except per share amounts)


                                              Three months               Six months
                                              ended June 30,            ended June 30,
                                            2001         2000        2001          2000
                                            ----         ----        ----          ----
                                               (unaudited)              (unaudited)

Revenues
   Software licenses                       $ 11,096     $  9,063    $  21,382    $  17,551
   Services                                   4,830        3,007        8,467        5,202
                                          ----------   ----------  -----------  -----------
Total revenues                               15,926       12,070       29,849       22,753

Cost of revenues
   Software licenses                          1,155          727        1,996        1,154
   Services                                   1,731        1,207        3,305        2,285
                                          ----------   ----------  -----------  -----------
           Total cost of revenues             2,886        1,934        5,301        3,439
                                          ----------   ----------  -----------  -----------
Gross profit                                 13,040       10,136       24,548       19,314

Operating expenses
   Sales and marketing                        7,700        5,425       14,382       10,168
   Research and development                   4,464        2,724        8,517        5,247
   General and administrative                 2,421        1,829        4,543        3,471
   Merger-related costs                           -            -            -            -
   Amortization of acquired intangible
   assets                                         -            -            -            -
   Write-off of acquired in-process
   research and development                       -            -            -            -
                                          ----------   ----------  -----------  -----------
           Total operating expenses          14,585        9,978       27,442       18,886

                                          ----------   ----------  -----------  -----------
Income (loss) from operations                (1,545)         158       (2,894)         428

Other income (expense)
   Interest income                            1,085        1,062        2,491        1,273
   Interest expense                             (12)         (16)         (31)        (640)
   Foreign exchange gain (loss)                 (64)         (59)        (102)          (4)
   Other income (expense)                      (152)           -         (152)           -
                                          ----------   ----------  -----------  -----------
           Total other income (expense)         857          987        2,206          629
                                          ----------   ----------  -----------  -----------
Income (loss) before income taxes              (688)       1,145         (688)       1,057

Provision (credit) for income taxes            (298)          21         (298)          21
                                          ----------   ----------  -----------  -----------

Net income (loss)                         $    (390)    $  1,124    $    (390)    $  1,036
                                          ==========   ==========  ===========  ===========

Net income (loss) per common share
   Basic                                  $   (0.01)    $   0.04    $   (0.01)    $   0.04
   Diluted                                $   (0.01)    $   0.04    $   (0.01)    $   0.04

Shares used for computation
   Basic                                      31,449      28,555       31,238       24,999
   Diluted                                    31,449      31,703       31,238       28,079

The pro forma statements of operations exclude merger-related costs related to the Company's acquisition of Smart Storage in the first quarter of 2001, amortization expenses associated with certain intangible assets and the write-off of in-process research and development resulting from the Company's acquisition of xVault in the second quarter of 2000, and amortization expenses associated with Smart Storage's acquisition of certain intangible assets in the first quarter of 2000.

                               OTG SOFTWARE, INC.
                            STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                    Three months              Six months
                                                   ended June 30,           ended June 30,
                                                2001             2000   2001             2000
                                                ----             ----   ----             ----
                                                     (unaudited)             (unaudited)

Revenues
 Software licenses                            $ 11,096     $  9,063     $ 21,382     $ 17,551
 Services                                        4,830        3,007        8,467        5,202
                                             ----------   ----------   ----------   ----------
    Total revenues                              15,926       12,070       29,849       22,753

Cost of revenues
 Software licenses                               1,155          727        2,064        1,200
 Services                                        1,731        1,207        3,305        2,285
                                             ----------   ----------   ----------   ----------
    Total cost of revenues                       2,886        1,934        5,369        3,485
                                             ----------   ----------   ----------   ----------
Gross profit                                    13,040       10,136       24,480       19,268

Operating expenses
 Sales and marketing                             7,700        5,425       14,382       10,168
 Research and development                        4,464        2,724        8,517        5,247
 General and administrative                      2,421        1,829        4,543        3,471
 Merger-related costs                                -            -        1,585            -
 Amortization of acquired intangible assets        208          139          416          139
 Write-off of acquired in-process research
    and development                                  -          620            -          620
                                             ----------   ----------   ----------   ----------
      Total operating expenses                  14,793       10,737       29,443       19,645
                                             ----------   ----------   ----------   ----------
Loss from operations                            (1,753)        (601)      (4,963)        (377)

Other income (expense)
 Interest income                                 1,085        1,062        2,491        1,273
 Interest expense                                  (12)         (16)         (31)        (640)
 Foreign exchange gain (loss)                      (64)         (59)        (102)          (4)
 Other income (expense)                           (152)           -         (152)           -
                                             ----------   ----------   ----------   ----------
    Total other income (expense)                   857          987        2,206          629
                                             ----------   ----------   ----------   ----------
Income (loss) before income taxes                 (896)         386       (2,757)         252


Provision (credit) for income taxes               (825)          21       (1,327)          21
                                             ----------   ----------   ----------   ----------

Net income (loss)                             $    (71)     $   365     $ (1,430)    $    231
                                             ==========   ==========   ==========   ==========

Net income (loss) per common share
 Basic                                        $    -        $  0.01     $  (0.05)    $   0.01
 Diluted                                      $    -        $  0.01     $  (0.05)    $   0.01

Shares used for computation
 Basic                                          31,449       28,555       31,238       24,999
 Diluted                                        31,449       31,703       31,238       28,079